UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2004

Titan Pharmaceuticals, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-27436	94-3171940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant’s Certifying Accountants

Item 4.01 of Form 8-K dated September 3, 2004 of Titan Pharmaceuticals, Inc. (the “Company”) disclosed that on August 31, 2004, Ernst & Young LLP informed the Company that Ernst & Young LLP would resign as the Company’s independent registered public accounting firm following completion of services related to the review of the Company’s condensed consolidated financial statements for the quarter ended September 30, 2004. Ernst & Young LLP completed its review of those statements on November 8, 2004, and thus Ernst & Young LLP’s resignation became effective on that date. The Audit Committee of the Company’s Board of Directors was informed of, but did not recommend or approve, Ernst & Young LLP’s resignation.

Item 4.01 of the Company’s Form 8-K filed with the SEC on September 30, 2004 disclosed that the Company has engaged Odenberg, Ullakko, Muranishi & Co. LLP as its independent registered public accounting firm effective upon the filing of the Company’s Form 10-Q for the quarter ended September 30, 2004.

The reports of Ernst & Young LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2003, and in the subsequent interim period through November 8, 2004, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Ernst & Young LLP to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated November 8, 2004, is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01.    Financial Statements and Exhibits

(c)     Exhibits
Exhibit No.	Description
16.1	Letter of Ernst & Young LLP to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Robert E. Farrell
Robert E. Farrell, Chief Financial Officer
Dated: November 8, 2004

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EXHIBIT INDEX
Exhibit No.	Description
16.1	Letter of Ernst & Young LLP to the Securities and Exchange Commission.

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